SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2002

BRE Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-5305	94-1722214
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809
(Address of principal executive offices including zip code)

(415) 445-6530
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On June 13, 2002, BRE Properties, Inc. executed a terms agreement, which included the provisions of an underwriting agreement, in connection with the public offering of 3,000,000 shares of its 8.08% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, under its shelf registration statement on Form S-3 (File No. 333-68914), and pursuant to the terms set forth in a prospectus supplement dated June 13, 2002 and the accompanying prospectus dated September 20, 2001. The transaction is expected to close on June 20, 2002. For additional information concerning these securities, please refer to the exhibits contained in this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

Exhibit No.	Description

1
Terms Agreement (including the attached Underwriting Agreement) dated June 13, 2002 between the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

4.1
Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant designating the terms of the 8.08% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 1.5 of the Registrant’s Form 8-A filed on June 17, 2002).

4.2	Form of 8.08% Series B Cumulative Redeemable Preferred Stock Certificate (incorporated by reference to Exhibit 1.6 of the Registrant’s Form 8-A filed on June 17, 2002).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE PROPERTIES, INC.

By:	/s/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Date: June 18, 2002

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EXHIBIT INDEX

Exhibit No.	Description

1
Terms Agreement (including the attached Underwriting Agreement) dated June 13, 2002 between the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

4.1
Articles Supplementary to the Amended and Restated Articles of Incorporation of the Registrant designating the terms of the 8.08% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 1.5 of the Registrant’s Form 8-A filed on June 17, 2002).

4.2	Form of 8.08% Series B Cumulative Redeemable Preferred Stock Certificate (incorporated by reference to Exhibit 1.6 of the Registrant’s Form 8-A filed on June 17, 2002).

4